Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of AdaptHealth Corp. of our report dated June 16, 2020 relating to the financial statements of Solara Medical Supplies, LLC.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

San Diego, California

July 20, 2020